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UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO.1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2005

CAPITAL RESERVE CANADA LIMITED
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-50339	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Ninth Avenue SE Calgary, Alberta Canada T2G 0T7
(Address of principal executive offices)	(Zip Code)

403-693-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant

When Capital Reserve Canada Limited (the “Company”) filed its original Form 8-K on August 12, 2005, the Company erroneously disclosed that the beneficial owner of 332601 Alberta Ltd. was Terry Routier.  Mr. Routier is a signatory for 332601 Alberta Ltd. however the beneficial owner of 332601 Alberta Ltd. is Hector Brossard.

The issuance of the 17,335,814 Class A common shares pursuant to the share exchange agreement has effected a change in control of Capital Canada.  The following persons have received shares which will effect the change in control based on a total of 19,335,814 Class A common shares issued and outstanding as of August 12, 2005.

Name	Number of Class A Common Shares	Percentage Held	Consideration
Ken Pearson(1)	7,585,814	39.23%	7,585,814 common shares of KCP
966358 Alberta Ltd. (2)	4,000,000	20.69%	4,000,000 common shares of KCP
989320 Alberta Ltd. (3)	2,200,000	11.38%	2,200,000 common shares of KCP
332601 Alberta Ltd. (4)	1,500,000	7.76%	1,500,000 common shares of KCP
Ben Marshall	2,050,000	10.60%	2,050,000 common shares of KCP

(1) Mr. Ken Pearson was appointed a director of Capital Canada and Capital Projects as of August 12, 2005 as required by the terms of the share exchange agreement.

(2)  The beneficial owner of 966358 Alberta Ltd. is Mr. James Baker who was appointed a director and President of Capital Canada and Capital Projects as of August 12, 2005 as required by the terms of the share exchange agreement..

(3)  The beneficial owner of 989320 Alberta Ltd.  is Mr. Bert Lavallee.

(4) The beneficial owner of 332601 Alberta Ltd. is Hector Brossard.

Item 9.01 Financial Statements and Exhibits

Due to the fact that Capital Reserve Canada Limited is a foreign private issuer, it will be following the filing requirements of Form 6-K as they apply to Capital Reserve Canada Limited.  Therefore, no further amendment to Capital Reserve’s Form 8-K dated August 12, 2005 will be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       September 9, 2005

CAPITAL RESERVE CANADA LIMTIED

By:  /s/ Jacqueline Danforth

Name:

Jacqueline Danforth

Title:

Secretary/ Treasurer